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Kilpatrick Stockton LLP                           Suite 2800  1100 Peachtree St.
                                                           Atlanta GA 30309-4530
                                                  t 404 815 6500  f 404 815 6555
                                                      www.KilpatrickStockton.com

November 24, 2004

Securities and Exchange Commission
450 Fifth Street
Washington, D.C.

         RE:    REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

         We have acted as counsel to Interface, Inc., a Georgia corporation (the "Company"), in connection with the Registration Statement filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended. The Registration Statement relates to the Company's Nonqualified Savings Plan (the "Plan") and the issuance by the Company of deferred compensation obligations (the "Obligations") pursuant thereto. This opinion letter is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5) of the Commission's Regulation S-K.

         We have reviewed the Plan and the Registration Statement, and we have also examined the originals, or duplicates or certified or conformed copies, of such corporate and company records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary for purposes of the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company. During the course of such examination and review and in connection with furnishing the opinions set forth below, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

         Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that, when and as created or established in accordance with the provisions of the Plan, the Obligations will be valid and binding unsecured general obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws of general applicability relating to or affecting enforcement of creditors' rights generally, including, but not limited to, the Federal Bankruptcy Code in its entirety and state

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Securities and Exchange Commission
November 24, 2004
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laws regarding fraudulent transfers, obligations, conveyances and receivership, or by general equity principles.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                                  Sincerely,

                                                  /s/ Kilpatrick Stockton LLP

                                                  KILPATRICK STOCKTON LLP